Exhibit 10.30

SECOND AMENDMENT TO LEASE

SECOND AMENDMENT TO LEASE dated as of this  4th day of December,  2015 (the "Effective Date"), by and between BP BAY COLONY LLC, a Delaware limited liability company ("Landlord"), and AMAG PHARMACEUTICALS, INC., a Delaware corporation ("Tenant").

RECITALS

By Lease dated June 10, 2013 (the "Original Lease"), Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises containing 32,217 square feet of rentable floor area on the third (3rd) floor of the building (the "Building") known as and numbered Bay Colony Corporate Center, 1100 Winter Street, Waltham, Massachusetts (referred to herein as the "Original Premises").

By First Amendment to Lease dated as of March 24, 2015 (the "First Amendment"), Landlord and Tenant (i) increased the size of the Original Premises by adding thereto an additional 5,934 square feet of rentable floor area located on the third (3rd) floor of the North Wing of the Building, which space is shown on Exhibit A attached to the First Amendment (the "First Additional Premises" and together with the Original Premises, the "Existing Premises") and (ii) extended the Term of the Original Lease for a period of one (1)  year, upon all of the same terms and conditions contained in the Original Lease except as otherwise provided in the First Amendment to Lease.

Landlord and Tenant presently are negotiating an amendment to the Lease (the "Third Amendment"), which, if and when executed, is anticipated to (i) increase the size of the Existing Premises by adding thereto an additional 21,000 square feet of rentable floor area located on the second (2nd) floor of the Building (the "Second Additional  Premises"), and (ii) extend the Term of the Lease for a period of five (5) year(s) from the date upon which Tenant's Annual Fixed Rent obligations commence with respect to the Second Additional Premises.

In connection with negotiating the Third Amendment, Landlord and Tenant have agreed that Landlord shall provide Tenant with certain temporary premises containing 6,452 square feet of rentable floor area on the second (2nd) floor of the Building (the "Temporary Premises"), substantially as shown on Exhibit A attached hereto, upon all of the same terms  and conditions contained in the Lease except as otherwise provided in this Second Amendment to Lease (the “Second Amendment”).

Landlord and Tenant are entering into this instrument to set forth said demise of the Temporary Premises, to extend the Term of the Lease and to amend the Lease.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained ,  Landlord and Tenant hereby agree to and with each other as follows:

1.(A)        Notwithstanding anything to the contrary herein or in the Lease contained, Landlord shall make available to Tenant the Temporary Premises from the Temporary Premises Commencement Date (as hereinafter defined) until the Temporary Premises Termination Date (as hereinafter defined).  Said demise of the Temporary  Premises shall be upon  all of the same terms and conditions of the Lease, except as hereinafter set forth:

(i)        The Commencement Date in respect of the Temporary Premises shall be November 6, 2015, and Landlord shall deliver the Temporary Premises to Tenant on said date ("Temporary Premises Commencement Date").

(ii)       The termination date in respect of the Temporary Premises ("Temporary Premises Termination Date") shall be the date that is the earlier to occur of (i) five (5) days after the date upon which Tenant's Annual Fixed Rent obligations commence with respect to the Second Additional Premises and (ii) July 31, 2016.

(iii)      Tenant shall pay Annual Fixed Rent in respect of the Temporary Premises in the amount of $193,560 (i.e., a monthly payment of $16,130), prorated for any partial month.

(iv)      Tenant shall have no obligation to pay Annual Fixed Rent or Additional Rent on account of Operating Expenses and Taxes with respect to the Temporary Premises.

(v)       Tenant shall pay for electricity with respect to the Temporary Premises as a flat charge, at a rate of $806.50 per month (i.e., $1.50 per rentable square foot per annum). Such amount shall be due and payable in advance on the first day of each calendar month (or part thereof) falling within the Temporary Premises term without offset, notice or demand.

(B)        Tenant shall lease the Temporary Premises "as-is", in the condition in which the Temporary Premises are in as of the Effective Date, without any obligation on the part of Landlord to prepare or construct the Temporary Premises for Tenant's occupancy and without any representation by Landlord as to the condition of the Temporary Premises; provided, however, that Landlord shall clean the existing carpeting located in the Temporary Premises prior to the Temporary Premises Commencement Date.

(C)        As of the Temporary Premises Termination Date, Tenant shall vacate the Temporary Premises and deliver the Temporary Premises to Landlord in the same condition in which the Existing Premises are required, pursuant to Sections 5.2, 9.6 and 9.17 of the Lease, to be delivered to Landlord at the expiration or prior termination of the Term of the Lease. Notwithstanding anything to the contrary herein contained, Tenant shall be obligated to remove any telecommunications cabling and equipment installed by or for Tenant in the Temporary Premises prior to returning the Temporary Premises to Landlord.

2.From and after the Effective Date, any notices to Tenant under the Lease shall be sent as provided in Section 9.1 1 of the Lease, with a copy to:

AMAG Pharmaceuticals, Inc.

1100 Winter Street

Waltham, MA 0245 l

Attn:  Chief Information Officer

From and after the Effective Date,  notices to Tenant under the Lease shall not be sent to Goodwin Procter, LLP.

3.(A)        Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Second Amendment except Colliers International (the "Broker") and in the event any claim is made against Landlord relative to dealings by Tenant with any brokers other than the Broker, Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)        Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Second Amendment ,  other than the Broker, and in the event any claim is made against Tenant relative to dealings by Landlord with brokers, Landlord shall defend the claim against Tenant with counsel of Landlord 's  selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.  Landlord agrees that it would be solely responsible for the payment of brokerage commissions to the Broker,  if any were due, in connection with this Second Amendment;  provided, however, that Landlord and Tenant each understand that no commission or other payment is due or owing to Broker in connection with the consummation of this Second Amendment.

4.Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

5.Except as herein amended the Lease shall remain unchanged and in full force and effect. All references to the "Lease" shall be deemed to be references to the Lease as amended by the First Amendment and as herein amended.

6.Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this Second Amendment and that the person signing this Second Amendment on its behalf has been duly authorized to do so.

7.The parties acknowledge and agree that this Second Amendment may be executed by electronic signature,  which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature.  Without limitation,

"electronic signature" shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g.,  via pdf) of an original signature.

[Remainder of page intentionally left blank.]

EXECUTED as of the date and year first above written.

LANDLORD:

WITNESS:		BP BAY COLONY LLC, a Delaware limited
liability company
/s/ Matthew Murry
BY: BP BAY COLONY HOLDINGS LLC, a Delaware limited liability company, its sole member

BY: BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its member

BY: BOSTON PROPERTIES, INC., a Delaware Corporation, its general partner

	By:	/s/ David C. Provost
	Name:	David C. Provost
	Title:	SVP

TENANT:

WITNESS:		AMAG PHARMACEUTICALS, INC., a Delaware corporation

/s/ Robert P. Blood

	By:	/s/ Nathan McBride
	Name:	Nathan McBride
	Title:	SVP, CIO AMAG

EXHIBIT A

TEMPORARY PREMISES

BAYCOLONY

1100 Winter Street
2nd Floor
6,452 RSF

Boston Properties